UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2009

SUMMIT FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-108818	05-0577932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 North Federal Highway Suite 310 Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (561) 338-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02	Unregistered Sales of Equity Securities

On January 14, 2010, options entitling Marshall T. Leeds, our Chairman, Chief Executive Officer and President, to acquire up to 5,600,000 shares of our common stock at an exercise price of $.25 per share were cancelled (the “Cancelled Options”), in consideration, in part, for the issuance of options to acquire 2,800,000 shares of our Common Stock (the “New Options”), together with 2,800,000 shares of deferred stock (“Deferred Stock”). The Cancelled Options were initially issued to Mr. Leeds in connection with his employment with us. The New Options and the Deferred Stock were issued subject to shareholder approval of certain amendments to our 2006 Incentive Compensation Plan (the “Plan”), to among other things, increase the number of shares of Common Stock underlying the Plan. The New Options were issued with an exercise price of $.50 per share (an amount in excess of the closing price of our Common Stock on the date of grant), and are immediately exercisable upon shareholder approval of the amendments to the Plan (the “Plan Amendments”). The New Options will expire, if not sooner exercised, on December 31, 2019. The Deferred Stock represents a contingent right to receive an equal number of shares of Common Stock, which will vest ratably over a period of seven years, and will be delivered to Mr. Leeds upon the earlier to occur of: (i) December 31, 2019; (ii) change in control of the Issuer; or (iii) under certain circumstances, the termination of Mr. Leeds employment with the Issuer.

The New Options and the Deferred Stock were issued under the exemption from registration afforded by Section 4(2) under the Securities Act of 1933, as amended.

Where to Find Information About the Plan Amendments

In connection with the Plan Amendments (which we anticipate will be voted on by our shareholders at our next Annual Meeting of Shareholders), we will file with the Securities and Exchange Commission (the “SEC”), a proxy statement regarding the Plan Amendments, and we intend to distribute the definitive proxy statement relating thereto. Before making any voting decision with respect to the Plan Amendments, our shareholders are urged to read the proxy statement (when it becomes available) and any other relevant materials filed with the SEC and provided to them or otherwise publicly disclosed when they become available because they will contain important information about the Plan Amendments. A copy of the proxy statement (when it becomes available) and any other relevant documents filed by us with the SEC may be obtained for free on the SEC’s web site, www.sec.gov or from us at 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432. You may also read and copy any reports, statements and other information filed by us with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Proxy Solicitation

We and our directors and executive officers (including Mr. Leeds) may be deemed to be participants in any solicitation of proxies of our shareholders in connection with the Plan Amendments. Such individuals may have interests in the transaction that differ from those of our shareholders generally. Detailed information about the affiliations and interests of the participants in the solicitation, by stock ownership or otherwise, may be found in the proxy statement (when it becomes available).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: January 14, 2010	/s/ MARSHALL T. LEEDS
Marshall T. Leeds
Chairman and Chief Executive Officer